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                                                                   EXHIBIT 99.5

              INSTRUCTIONS TO REGISTERED HOLDER AND/OR BOOK-ENTRY
              TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER

                                 FOR TENDER OF
              9 3/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES A
                                IN EXCHANGE FOR
              9 3/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B
                                      OF

                    EVEREST HEALTHCARE SERVICES CORPORATION

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

  The undersigned hereby acknowledges receipt of the Prospectus dated
           , 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") of Everest Healthcare Services Corporation, a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange any and all of its outstanding 9 3/4% Senior Subordinated Notes due 2008, Series A (the "Private Notes"), for new 9 3/4% Senior Subordinated Notes due 2008, Series B (the "Exchange Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

  This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the Private Notes held by you for the account of the undersigned.

  The aggregate face amount of the Private Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

  $                              of the 9 3/4% Senior Subordinated Notes due
2008, Series A.

  With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

  [_]TO TENDER the following Private Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF THE PRIVATE NOTES TO BE TENDERED, IF ANY): $

  [_]NOT TO TENDER any Private Notes held by you for the account of the undersigned.

  If the undersigned instructs you to tender the Private Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that
(i) the undersigned's principal residence is in the state of (FILL IN STATE)
                  , (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer--Resale of the Exchange Notes," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or any Subsidiary Guarantor; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Private Notes.
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   Check this box if the Beneficial Owner of the Private Notes is a
   Participating Broker-Dealer and such Participating Broker-Dealer acquired the Private Notes for its own account as a result of market-making activities or other trading activities. IF THIS BOX IS CHECKED, A COPY OF THESE INSTRUCTIONS MUST BE RECEIVED WITHIN THREE NEW YORK
   STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE BY EVEREST
   HEALTHCARE SERVICES CORPORATION, ATTENTION CHIEF FINANCIAL OFFICER, FACSIMILE (708) 386-1711.

 [_]

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                                   SIGN HERE

 Name of beneficial owner(s): ______________________________________________

 Signature(s): _____________________________________________________________

 Name (please print): ______________________________________________________

 Address: __________________________________________________________________

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     Telephone number: __________________________________________________

 Taxpayer Identification or Social Security Number: ________________________

 Date: _____________________________________________________________________